                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [  ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement          [  ] Confidential, for Use of the
     [X] Definitive Proxy Statement                Commission Only (as permitted
     [ ] Definitive Additional Materials           by Rule 14a-6(e)(2))
     [ ] Soliciting Material Pursuant to
          Rule 14a-11(c) or Rule 14a-12



                           DA CONSULTING GROUP, INC.
______________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
         11.
      (1) Title of each class of securities to which transaction applies:
______________________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________
      (5) Total fee paid:
______________________________________________________________________________
     [ ]  Fee paid previously with preliminary materials.
______________________________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
______________________________________________________________________________
      (2) Form, Schedule or Registration Statement No.:
_______________________________________________________________________________
      (3) Filing Party:
______________________________________________________________________________
      (4) Date Filed:
______________________________________________________________________________

                           DA CONSULTING GROUP, INC.
                               SAN FELIPE PLAZA
                          5847 SAN FELIPE, SUITE 3700
                              HOUSTON, TX  77057

                              __________________


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 3, 1999

                              __________________


To the Shareholders of DA Consulting Group, Inc.:

     The Annual Meeting of Shareholders of DA Consulting Group, Inc, a Texas corporation (the "Company") will be held at 12:30 p.m., local time, on May 3, 1999, at Tony's, 1801 Post Oak Boulevard, Houston, Texas, for the following purposes:

     1. To elect two Class I directors of the Company for a three-year term, ending at the Company's 2002 Annual Meeting of Shareholders, and one Class III director of the Company for a two-year term, ending at the Company's 2001 Annual Meeting of Shareholders;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of shares of the Company's Common Stock at the close of business on March 24, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                              By Order of the Board of Directors


                              /s/Nicholas H. Marriner
                              Nicholas H. Marriner
                              Chairman of the Board & Chief Executive Officer
March 29, 1999

                           DA CONSULTING GROUP, INC.

                               SAN FELIPE PLAZA
                          5847 SAN FELIPE, SUITE 3700
                              HOUSTON, TX  77057


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 3, 1999
                              ------------------

     This Proxy Statement, which is first being mailed to shareholders on or about March 29, 1999, is furnished in connection with the solicitation by the Board of Directors of DA Consulting Group, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 12:30 p.m. on May 3, 1999, at Tony's, 1801 Post Oak Boulevard, Houston, Texas, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares represented thereby will be voted (i) in favor of the election of the nominees for director named below, (ii) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999, and (iii) in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the Annual Meeting.


                                    VOTING

     Holders of record of the Company's Common Stock on March 24, 1999, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 6,550,074 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business.

     Each share of Common Stock entitles the holder thereof to one vote on the election of each nominee for director and on any other matter that may properly come before the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors.

     Under Texas law and the By-laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence at the Annual Meeting in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter. Directors are elected by a plurality vote. All other actions to be taken by the shareholders at the Annual Meeting shall be taken by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Votes that are withheld and abstentions will be counted in determining the presence of a quorum, but will not be counted in determining the number of votes cast in connection with any particular matter. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received specific instructions from the beneficial owners, are not voted and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's stock.


                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

     The Company's Board of Directors consists of six members, divided into three classes, with the directors in each class serving for staggered three-year terms and until their successors are elected and qualified. At the Annual Meeting, the two Class I directors will be elected to serve for a term of three years and one Class III director will be elected to serve for a term of two
years, each until their successors are elected and qualified.   Unless otherwise
specified in the accompanying proxy, the shares of Common Stock voted pursuant thereto will be cast for Nigel W.E. Curlet and Gunther E.A. Fritze, each for terms expiring at the Annual Meeting of Shareholders to be held in 2002, and for Patrick J. Newton for a term expiring at the Annual Meeting of Shareholders to be held in 2001. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that either of the nominees will be unable or unwilling to serve as a director. Three directors will continue to serve as directors following the Annual Meeting as set forth below, with two Class II directors having a term expiring at the 2000 Annual Meeting of Shareholders and one Class III director having a term expiring at the 2001 Annual Meeting of Shareholders.

     The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

     NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

  Class I Directors for a Three Year Term Expiring at the 2002 Annual Meeting
  ---------------------------------------------------------------------------

     Nigel W.E. Curlet has served as a director since December 1996. Since 1976, he has been employed in various capacities by Shell Chemical Company and is currently its Manager - Demand Chain Center of Excellence. Mr. Curlet's prior management roles at Shell were in its information technology, research and development, and operations and strategic planning departments. He is a member of the Company's Audit and Compensation Committees.

     Gunther E.A. Fritze has served as a director since December 1996. Since 1962, he has been employed in various capacities by Bank of Boston and is currently its Manager, Finance Companies. Mr. Fritze is a member of the Audit and Compensation Committees.

  Class III Director for a Two Year Term Expiring at the 2001 Annual Meeting
  --------------------------------------------------------------------------

     Patrick J. Newton joined the Company in London in 1991 as a consultant. He was promoted to Branch Manager of the Mobile Group in July 1995, to Vice President of the Mobile Group in January 1996, to President of the Americas Division in July 1996, to Chief Operating Officer of the Company in January 1997, and to President and Chief Operating Officer of the Company in August 1998.

     MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

  Class II Members - Terms Expiring at 2000 Annual Meeting
  --------------------------------------------------------

     Virginia L. Pierpont founded the Company as a sole proprietorship in 1984, incorporated the business in 1987, and opened its United Kingdom operation in 1988. Ms. Pierpont was the Chief Executive Officer of the Company from 1984 to 1993 and was Chair of the Board from December 1996 through August 1998. Ms. Pierpont is married to Mr. Marriner. She is a member of the Company's Compensation Committee.

     Richard W. Thatcher, Jr. has served as a director since December 1996. Since 1992, he has been Senior Vice President in the investment banking department of Pennsylvania Merchant Group Ltd. Mr. Thatcher is a member of the Audit Committee.

     Class III Member - Term Expiring at 2001 Annual Meeting
     -------------------------------------------------------

     Nicholas H. Marriner joined the Company in 1991 as its Financial Director and in 1993 became the Company's President and Chief Executive Officer. In August 1998, Mr. Marriner was elected Chairman of the Board and stepped down as President. Until June 1996, Mr. Marriner was also a partner in Clark Whitehill Josolyne, an accounting firm which provides accounting services to the Company. Mr. Marriner is married to Ms. Pierpont.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT ALL NOMINEES.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the Company's 1998 fiscal year, which ended on December 31, 1998, the Board of Directors held three meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

     During 1998, the Audit Committee, which consisted of Messrs. Curlet, Fritze, and Thatcher, met two times. The function of the Audit Committee is to
(i) review the qualifications of the Company's independent public accountants who audit the Company's books and records, (ii) make recommendations to the Board of Directors regarding the annual selection of these independent accountants, (iii) review the scope, fees and results of any audit, and (iv) review nonaudit services and related fees provided by the independent accountants.

     During 1998, the Compensation Committee, which consisted of Ms. Pierpont and Messrs. Curlet and Fritze, met two times. The Compensation Committee is responsible for determining compensation for the executive officers of the Company, including bonus and benefits. In addition, the Compensation Committee administers the Company's compensation programs, including the 1997 Stock Option Plan.

     The Company does not have a standing Nominating Committee.

COMPENSATION OF DIRECTORS

     During 1998, the Company paid each director who was not also an employee of the Company an annual fee of $1,250 for each Board and Committee meeting attended by such director in person. Effective January 1, 1999, the Company intends to pay each non-employee director an annual retainer of $12,500, and to award (as of and on the Annual Meeting date) pursuant to the Company's 1997 Stock Option Plan, each such director that number of options to purchase Common Stock determined by dividing $10,000 by the fair market value of a share of Common Stock on the date of the Annual Meeting. The Company will no longer pay meeting attendance fees. The Company also reimburses directors for travel expenses incurred on behalf of the Company.


                            EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, with respect to services rendered during 1998, 1997 and 1996, the total compensation paid by the Company to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 during 1998 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                                                               LONG TERM
                                                                              COMPENSATION
                                               ANNUAL COMPENSATION (1)           AWARDS
                                             -------------------------           ------
                                                                               SECURITIES     ALL OTHER
                                                                              UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR   SALARY($) (2)   BONUS($)   OPTIONS (#)     ($) (3)
-------------------------------------------  ----   -------------  ----------  ------------  -------------
Nicholas H. Marriner                         1998    $432,000        $168,480        ---             ---
  Chairman of the Board and                  1997    $270,000        $205,878        ---      $    7,979
  Chief Executive Officer                    1996    $180,000        $129,600        ---      $    9,885

Patrick J. Newton                            1998    $306,000        $295,068     42,000      $2,192,400
  President and Chief Operating Officer      1997    $210,000        $ 95,317      8,400             ---
                                             1996    $125,000        $125,000        ---      $  291,960


Michael J. Mackey (4)                        1998    $185,370        $108,744     42,000             ---
  Executive Vice President - Finance and     1997    $142,083        $ 35,805     63,000      $    4,354
  Administration, Chief Financial Officer

Lisa L. Costello                             1998    $156,313        $ 36,042     21,000             ---
  Executive Vice President -                 1997    $113,927        $ 56,000     21,000      $    7,657
   Research and Development                  1996    $ 97,200        $ 32,500        ---      $      300

Eric J. Fernette (5)                         1998    $176,001        $132,818      4,200             ---
  Executive Vice President -                 1997    $ 48,159        $ 20,000     25,200             ---
   Human Resources

(1) All figures converted to U.S. dollars based upon the exchange rate at the end of the applicable fiscal year.

(2) Salary includes amounts deferred, if any, pursuant to the Company's 401(k) plan.

(3) Amounts include compensation expense attributed to employee stock awards, employer 401(k) contributions and Company perquisites. Mr. Newton's "all other compensation" represents shares of Common Stock awarded to him without cash consideration.

(4) Mr. Mackey was elected as an executive officer of the Company on February 1, 1997 at a base annual salary of $155,000. Options with respect to 63,000 shares of Common Stock were granted to Mr. Mackey on February 1, 1997.

(5) Mr. Fernette was elected as an executive officer of the Company on July 28, 1997 at a base annual salary of $155,000. Options with respect to 25,200 shares of Common Stock were granted to Mr. Fernette on August 1, 1997.


     The Company entered into employment agreements with the named executive officers effective January 1, 1998, the initial terms of which expired on December 31, 1998. The initial base annual salaries under the employment agreements of the named executive officers are $432,000 for Mr. Marriner, $306,000 for Mr. Newton, $169,200 for Mr. Mackey, $144,000 for Ms. Costello, and $144,000 for Mr. Fernette. The base annual salary of each of the named executive officers is subject to increases periodically at the discretion of the Board of Directors, and each named executive officer may receive an annual bonus as determined by the Board of Directors. Each of the employment agreements provides for customary benefits, including life, health and disability insurance and 401(k) plan participation and further provides that if the employee is terminated without cause, such employee is entitled to severance pay of up to 18 months base salary, bonus, and benefits. In the event such employee is terminated in connection with a change in control (as defined therein), Mr. Fernette and Ms. Costello would be entitled to receive one year's base salary and benefits and 100% of any bonus paid with respect to the calendar year immediately preceding termination, and Messrs. Mariner, Newton, and Mackey would be entitled to receive two years' base salary and benefits and 200% of any bonus paid with respect to the calendar year immediately preceding termination. All of the employment agreements were renewed under the same terms on January 1, 1999.

     In addition, the Company maintains, and is the beneficiary of, "key man" life insurance policies on the lives of Messrs. Marriner, Newton, and Mackey each in the face amount of $1.0 million.


STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

     Under the 1997 Stock Option Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded to the named executive officers during 1998.

                      OPTION GRANTS IN CALENDAR YEAR 1998

                          Number of                                                     Potential Realizable Gain
                         Securities     Percent of Total                                 at Assumed Annual Rates
                         Underlying     Options Granted     Exercise or                 of Stock Appreciation for
                           Options      to Employees in     Base Price   Expiration          Option Terms
Name                     Granted (#)   Last Fiscal Year-    ($/Sh) (1)   Date (2)          Compounded Annually
-----------------------  -----------   -----------------    ---------    ----------    --------------------------------
                                                                                          5%                     10%
                                                                                       ----------            ----------
Nicholas H. Marriner.         ----           ----               ----          ----         ----                   ----
Patrick J. Newton           42,000           11.6%            $14.50      11/30/08     $382,997               $970,589
Michael J. Mackey           42,000           11.6              14.50      11/30/08     $382,997               $970,589
Lisa L. Costello            21,000            5.8              14.50      11/30/08     $191,498               $485,295
Eric J. Fernette             4,200            1.1              14.50      11/30/08     $ 38,300               $ 97,059
-------------------------

(1) The exercise price equaled the fair market value of a share of Common Stock on the date of grant as determined by the Board of Directors. The exercise price is payable in cash or by delivery of shares of Common Stock having a fair market value equal to the exercise price of the options exercised.

(2) All options vest in one-third installments on the second, third, and fourth anniversaries of the date of grant.


STOCK OPTIONS EXERCISED BY NAMED EXECUTIVE OFFICERS DURING 1998 AND HELD BY NAMED EXECUTIVE OFFICERS AT DECEMBER 31, 1998

     No options granted by the Company were exercised by the named executive officers during 1998. The following table sets forth certain information regarding options for the purchase of Common Stock that were held by the named executive officers.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                           Shares                       Number of Securities
                        Acquired on       Value        Underlying Unexercised     Value of unexpected In-the-
         Name           Exercise (#)   Realized($)     Options at FY-End (#)      Money Options at FY-End($)
---------------------- ------------   ------------     ----------------------     ----------------------------
                                                     Exercisable   Unexercisable   Exercisable   Unexercisable
                                                     -----------  --------------  ------------  --------------
Nicholas H. Marriner        ----         ----           ----            ----          ----             ----
Patrick J. Newton           ----         ----           ----          42,000          ----        $  309,750
Michael J. Mackey           ----         ----           ----          42,000          ----        $  309,750
Lisa L. Costello            ----         ----           ----          21,000          ----        $  154,875
Eric J. Fernette            ----         ----           ----           4,200          ----        $   30,975

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The function of the Compensation Committee is to advise the Board regarding overall compensation policies and recommend specific compensation for the Company's senior executives. The Compensation Committee is responsible for providing guidance to the Board of Directors regarding broad compensation issues. The Committee is composed of Ms. Pierpont and Messrs. Curlet and Fritze.

          The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that the success of the Company results from the efforts of each employee and that a cooperative, team-oriented environment is an essential part of the Company's culture. The Company believes in the importance of rewarding employees for the Company's successes. Particular emphasis is placed on broad employee equity participation through the use of stock options and annual cash bonuses linked to overall Company profitability.

          The Committee has retained a leading compensation consulting firm to advise the Committee on the Company's executive compensation programs. The consultants' review provides benchmarks for comparison of executive compensation to that of other companies whose business is similar in nature to the Company's or who may compete with the Company for executive talent. The compensation consultants advise the Committee using resources that include publicly available information and the consultants' prior experience.

          The principal elements of the Company's executive compensation program consist of both annual compensation (primarily base salary and annual incentive cash bonuses) and long-term incentive compensation in the form of stock options. Base salary, annual cash bonuses, and option grants are determined on the basis of the overall financial performance of the Company and the performance of the individual officer.

          The Compensation Committee recommends base salary levels and annual cash bonuses of the Company's senior management for approval by the Board. The Board approved base salaries of $432,000 for the Company's Chief Executive Officer and $306,000 for the Company's Chief Operating Officer, effective January 1998. The Compensation Committee recommended, and the Board approved, bonuses of $168,480 for the Company's Chief Executive Officer and $295,068 for the Company's Chief Operating Officer for 1998.

          The Compensation Committee from time to time will grant options of the Company's Common Stock to executive officers in an effort to further align their long-term interests with those of the Company and the Company's other shareholders. During 1998, the Company granted stock options for 396,090 shares to officers and employees of the Company (of which 109,200 were granted to executive officers of the Company). The executive officers also directly own a meaningful percentage of the Company's Common Stock, and, therefore, each of them participates proportionately in any increase in shareholder value. The Compensation Committee believes that the directors' officers' and employees' existing equity ownership and stock options sufficiently link their interests to the financial success of the Company.

Nigel W.E. Curlet, Chair
Gunther E.A. Fritze
Virginia L. Pierpont

                            STOCK PERFORMANCE CHART

     The following Stock Performance Chart compares the Company's cumulative total shareholder return on its Common Stock quarterly, for the period from April 24, 1998 (the date the Common Stock commenced trading on the Nasdaq National Market) to December 31, 1998 (the date the Company's 1998 fiscal year ended), with the cumulative total return of the Nasdaq Composite and Nasdaq Computer and Data Processing Indices. The comparison assumes $100 was invested on April 24, 1998 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                          TOTAL SHAREHOLDERS RETURNS
                          --------------------------
                            (DIVIDENDS REINVESTED)

                           ANNUAL RETURN PERCENTAGE
                                Quarter Ending

Company/Index                           Jun98           Sep98           Dec98
--------------------------------------------------------------------------------
DA CONSULTING GROUP                     (0.86)           6.09           43.44

NASDAQ US COMPOSITE                      1.18           (9.47)          28.97

NASDAQ COMPUTER & DATA PROCESSING       (3.16)         (15.66)          13.26


                                 INDEX RETURNS
                                Quarter Ending


                            Base
                           Period
Company/Index              24Apr98       Jun98        Sep98           Dec98
--------------------------------------------------------------------------------
DA CONSULTING GROUP INC.    100          99.14       105.17          150.86

NASDAQ US COMPASITE         100         101.18        91.60          118.14

NASDAQ COMPUTER & DATA
 PROCESSING                 100          96.84        81.68           92.50


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 1, 1999, with respect to the beneficial ownership of shares of Common Stock of the Company by each person who is known to the Company to be the beneficial owner of more than five percent of either class of stock, by each director or nominee for director, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person listed has sole voting power and sole investment power over the shares indicated.

                                                   Amount and Nature of   Percent of Voting
    Name and Address of Beneficial Owner (1)       Beneficial Ownership         Power
-------------------------------------------------  ------------------     -----------------
EXECUTIVE OFFICERS AND DIRECTORS
Nicholas H. Marriner                                      370,000                5.6%
Patrick J. Newton (2)                                     101,080                1.5%
Michael J. Mackey (3)                                      41,790                 *
Lisa L. Costello (4)                                        7,000                 *
Eric J. Fernette                                           30,240                 *
Nigel W.E. Curlet (5)(6)                                   25,350                 *
Gunther E.A. Fritze (5)(7)                                 39,900                 *
Richard W. Thatcher, Jr. (5)                               76,220                1.2%
Virginia L. Pierpont                                      390,817                6.0%
OTHER SHAREHOLDERS
Amicable Discretionary Trust (8)(9)(11)                   693,200               10.6%
Worcester Discretionary Trust (8)(10)(11)                 631,092                9.6%
Woodbourne Discretionary Trust (8)(10)(11)                629,034                9.6%
All directors and executive officers as a group
    (9 persons)                                         1,082,397               16.5%
____________________________
*  Less than 1%

(1) The address of each person named in the table is: c/o DA Consulting Group, Inc., San Felipe Plaza, 5847 San Felipe, Suite 3700, Houston, TX 77057.

(2) Includes 2,800 shares of Common Stock that may be acquired upon the exercise of stock options.

(3) Includes 21,000 shares of Common Stock that may be acquired upon the exercise of stock options.

(4) Includes 2,800 shares of Common Stock that may be acquired upon the exercise of stock options.

(5) Includes 12,600 shares of Common Stock that may be acquired upon the exercise of stock options.

(6) Includes 11,300 shares owned by Mr. Curlet's spouse and 1,450 shares owned by his son.

(7)  Includes 12,600 shares owned by Mr. Fritze's children.

(8) John Andrew Cowan and Roger Geoffrey Barrs are the co-trustees of each of these trusts. Messrs. Cowan and Barrs are also trustees of the David Michael Payne Settlement (which beneficially owns 21,000 shares of Common Stock), the sole beneficiary of which is Piero Granelli, a former employee of the Company.

(9) The beneficiaries under this trust include Ms. Pierpont, her children and grandchildren, the spouses and children of any of the beneficiaries, and any other persons or class of persons named by the trustees. As of the date above, no other persons or classes of persons have been so named.

(10) The beneficiaries under these trusts include Ms. Pierpont, her children, the spouses and children of any of the beneficiaries, and any other persons or class of persons named by the trustees. As of the date above, no other persons or classes of persons have been so named.

(11) The trustees of each of these trusts have the authority to appoint all or any part of the capital and income of the trust for one or more of the beneficiaries and in such names and proportions and at such time as such trustees shall determine.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     During the years ended December 31, 1996, 1997 and 1998, the Company paid $58,000, $23,000 and $12,000, respectively, for accounting services provided by an accountancy practice in which the Company's Chief Executive Officer was a partner until June 30, 1996.

     Until December 31, 1997, the Company leased a facility in Leeds, England from its Chief Executive Officer and office space in Johannesburg, South Africa from an entity of which the Chief Executive Officer and a former employee of the Company are owners. The aggregate rent paid by the Company for these properties was $38,000 in 1996, $28,000 in 1997 and $8,000 in 1998.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with.

                                RATIFICATION OF
                           APPOINTMENT OF ACCOUNTANTS
                                  (PROPOSAL 2)

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that the shareholders ratify such selection. This appointment is being submitted to the shareholders for ratification at the Annual Meeting.

     The submission of the appointment of PricewaterhouseCoopers LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If PricewaterhouseCoopers LLP shall decline to accept or become incapable of accepting it appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.


                                 OTHER BUSINESS

     Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than November 30, 1999,by the Chief Financial Officer of the Company at the Company's principal executive offices, San Felipe Plaza, 5847 San Felipe, Suite 3700, Houston, TX 77057. In addition, the execution of a proxy solicited by the Company in connection with the 2000 Annual Meeting of Shareholders shall confer on the designated proxyholder discretionary voting authority to vote on any shareholder proposal which is not included in the Company's proxy materials for such meeting and for which the Company has not received notice before February 13, 2000.
                                ________________

     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, DA CONSULTING GROUP, INC., SAN FELIPE PLAZA, 5847 SAN FELIPE, SUITE 3700, HOUSTON, TX 77057.

                              By Order of the Board of Directors


                              /s/Nicholas H. Marriner
                              ------------------------------
                              Nicholas H. Marriner
                              Chairman of the Board & Chief Executive Officer

Date: March 29, 1999
      Houston, Texas

[X]  Please mark your
     votes as in this
     example using dark ink only.



                         FOR THE                 WITHHOLD AUTHORITY TO
                      NOMINEES LISTED            VOTE FOR THE NOMINEES
                          BELOW                       LISTED BELOW
1. Election of
   Directors:              [_]                             [_]



                                        FOR     AGAINST     ABSTAIN
2. Ratification of appointment
   of PricewaterhouseCoopers LLP        [_]       [_]         [_]
   as independent accountants
   for the Company for the fiscal
   year ending December 31, 1999:


Nominees: For a three-year term expiring at the Annual Meeting to be held in 2002: Nigel W.E. Curlet and Gunther E.A. Fritze. For a two-year term expiring at the Annual Meeting to be held in 2001: Patrick J. Newton. (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

-------------------------------------------------------------------------------


_____________________________________________  Date: ______________ , 1999
      Signature of Shareholder(s)

NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

                           DA CONSULTING GROUP, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         FROM HOLDERS OF COMMON STOCK

   The undersigned, revoking all previous proxies, hereby appoints Nicholas H. Marriner and Patrick J. Newton, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of DA Consulting Group, Inc. to be held on May 3, 1999, and at any adjournment or postponement thereof.

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF AND "FOR" RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

   (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.)

                               SEE REVERSE SIDE